10-Q EXHIBIT (10)-(a)

              AMENDMENT NO. 4 AND WAIVER TO THE CREDIT AGREEMENT

                         Gilbert Engineering Co., Inc.
                            5310 W. Camelback Road
                           Glendale, Arizona  85301

                         Dated as of:  August 31, 1993


General Electric Capital Corporation,
  as Agent
292 Long Ridge Road
Stamford, Connecticut 06927

     and

Each of the Lenders party
  to the Credit Agreement
  referred to below

Gentlemen:

     Reference is hereby made to (i) the Credit Agreement dated as of December 23, 1992 (as heretofore and as may hereafter be amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement") by and among Connector Holding Company (the "Parent"), Gilbert Engineering Co., Inc. (the "Company"), the lenders named therein (the "Lenders") and General Electric Capital Corporation, as agent (the "Agent"); and (ii) the Tri-Party Lockbox Agreement dated as of December 23, 1992 (as may hereafter be amended, modified or supplemented from time to time in accordance with its terms, the "Lockbox Agreement") by and among the Company, the Agent for the lenders now or hereafter parties to the Credit Agreement (as hereinafter defined) and Citibank (Arizona) ("Bank"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms as set forth in the Credit Agreement.

     Section 8.22(a) of the Credit Agreement provides, inter alia, that on each Business Day other than a Business Day during a Company Cash Control Period, each Collecting Bank shall transfer to the Payment Account all amounts collected in good funds on such Business Day in each Blocked Account maintained by such Collecting Bank. The Lockbox Account is listed in Schedule
11.19 of the Credit Agreement as one such Blocked Account. Section 5(b) of the Lockbox Agreement provides that (i) during any Suspension Period, all collected funds, as determined by Bank under applicable regulations, in the Lockbox Account at the end of each business day shall be transferred by Bank to an account of Company at Bank that shall be designated by Company and the Agent as the account to which such collected funds shall be remitted and (ii) the Agent and Company shall cause such account to be subject to a blocked account agreement in form and substance satisfactory to Agent.

     Notwithstanding the provisions of the Credit Agreement, the Company desires a Suspension Period (as defined in the Lockbox Agreement) to take effect as of August 31, 1993, whereupon all amounts in the Lockbox Account shall be transferred on each Business Day to a newly established blocked account (the "New Blocked Account") designated by the parties, and that such Suspension Period continue until Bank receives notice from the Agent that such Suspension Period has terminated.

     We hereby request that you, and by your signature below you hereby agree to, waive the provisions of the Credit Agreement solely to the extent necessary to declare a Suspension Period effective as of August 31, 1993, whereupon all amounts in the Lockbox Account shall be transferred on each Business Day to the New Blocked Account; provided, that such Suspension Period shall terminate on the day, if any, that Bank receives written notice from the Agent that such Suspension Period has terminated.

     Furthermore, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree that Schedule 11.19 of the Credit Agreement is hereby amended to include the New Blocked Account as a Blocked Account by deleting such Schedule in its entirety and substituting in its place the Schedule 11.19 attached hereto.

     The waivers and agreements contained herein shall not be effective unless and until the Agent shall have received counterparts hereof duly executed by the Agent, the Lenders and the Company.

     The Credit Agreement is hereby ratified and confirmed in all respects and as expressly waived and amended hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement shall remain unamended, unwaived and in effect in accordance with its terms. The amendments and waivers set forth herein and shall not be deemed to be amendments or consents to, or waivers or modifications of, any term or provision of any Loan Document or any other document or instrument referred to herein or therein or of any transaction or further or future action on the part of any of the Credit Parties requiring the consent of the Agent, except to the extent specifically provided for herein. Nothing herein shall be deemed to constitute the declaration of a Company Cash Control Period.

     This amendment and waiver may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument.

     This amendment and waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

              GENERAL ELECTRIC CAPITAL
              CORPORATION, Individually and as Agent

              By: /S/ DOUGLAS M. HITCHNER
                 Name:  Douglas M. Hitchner
                 Title:  Region Operations Manager

              HELLER FINANCIAL, INC.

              By:  /S/ CHARLES F. BALDINI
                 Name:  Charles F. Baldini
                 Title:  Vice President

ACCEPTED AND AGREED:

GILBERT ENGINEERING CO., INC.

By:  /S/ BRUCE GULLEKSON
   Name:  Bruce Gullekson
   Title:  Chief Financial Officer

CONNECTOR HOLDING COMPANY

By:  /S/ MICHAEL F. GOSS
   Name:  Michael F. Goss
   Title:  President

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